                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-45543 of AMRESCO Capital Trust on Form S-11 of our report dated February 2, 1998, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Deloitte & Touche LLP

Dallas, Texas

April 20, 1998